As filed with the Securities and Exchange Commission on March 2, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EXTERRAN HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	74-3204509
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)
16666 Northchase Drive, Houston, Texas 77060
(Address of Principal Executive Offices, including Zip Code)

Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan
(Full title of the plan)
Donald C. Wayne
Senior Vice President, General Counsel and Secretary
16666 Northchase Drive, Houston, Texas
77060
(281) 836-7000
(Name, Address and Telephone Number, including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Fee
Common Stock, $0.01 par value per share	2,000,000 (3)	$22.81	$45,620,000	$3,253

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices reported on the New York Stock Exchange on February 26, 2010.

(3)	Represents an increase in shares available under the Registrant’s Amended and Restated 2007 Stock Incentive Plan pursuant to an amendment to such plan that was previously approved by the Registrant’s board of directors and stockholders.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering 2,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Exterran Holdings, Inc. (the “Company”) authorized for issuance pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan (as amended, the “Plan”). These additional shares have become authorized for issuance as a result of the adoption of an amendment to the Plan approved by the Company’s board of directors and stockholders.
INCORPORATION BY REFERENCE
     The contents of the Company’s Registration Statement on Form S-8, and all exhibits thereto, filed with the Securities and Exchange Commission on August 20, 2007 (File No. 333-145589), relating to the registration of an aggregate of 5,500,000 shares of Common Stock authorized for issuance under certain of the Company’s employee benefit plans (including 4,750,000 shares under the Plan), are hereby incorporated by reference herein in accordance with General Instruction E to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference in this Registration Statement:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 25, 2010; and

•	The Company’s Registration Statement on Form S-8, Registration No. 333-145589, filed on August 20, 2007.
     All documents subsequently filed (other than the portions of those documents furnished or otherwise not deemed to be filed) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

No.	Description
4.1	Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q filed November 6, 2007

4.2	Amendment No. 1 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed March 26, 2009

4.3	Amendment No. 2 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q filed May 7, 2009

5.1*	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement)

*	Filed herewith.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2010.

EXTERRAN HOLDINGS, INC.
By:	/s/ J. MICHAEL ANDERSON
	Name:	J. Michael Anderson
	Title:	Senior Vice President, Chief Financial Officer and Chief of Staff

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernie L. Danner, J. Michael Anderson, Kenneth R. Bickett and Donald C. Wayne and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2010.

Signature	Title

/s/ ERNIE L. DANNER Ernie L. Danner	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ J. MICHAEL ANDERSON J. Michael Anderson	Senior Vice President, Chief Financial Officer and Chief of Staff (Principal Financial Officer)

/s/ KENNETH R. BICKETT Kenneth R. Bickett	Vice President, Finance and Accounting (Principal Accounting Officer)

/s/ JANET F. CLARK	Director

Janet F. Clark

/s/ URIEL E. DUTTON	Director

Uriel E. Dutton

/s/ GORDON T. HALL	Director

Gordon T. Hall

/s/ J.W.G. HONEYBOURNE	Director

J.W.G. Honeybourne

Signature	Title

/s/ JOHN E. JACKSON	Director

John E. Jackson

/s/ MARK A. MCCOLLUM	Director

Mark A. McCollum

/s/ WILLIAM C. PATE	Director

William C. Pate

/s/ STEPHEN M. PAZUK	Director

Stephen M. Pazuk

/s/ CHRISTOPHER T. SEAVER	Director

Christopher T. Seaver

INDEX TO EXHIBITS

No.	Description
4.1	Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.16 of the Registrant’s Quarterly Report on Form 10-Q filed November 6, 2007

4.2	Amendment No. 1 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed March 26, 2009

4.3	Amendment No. 2 to the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q filed May 7, 2009

5.1*	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement)

*	Filed herewith.